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Exhibit 99

For Immediate Release


Contact:  Michael D. Abney                   Derek E. Dewan
          Senior Vice President and CFO      Chairman, President and CEO
          (904) 360-2550                     (904) 360-2525

               ACCUSTAFF SUBSIDIARY, STRATEGIX SOLUTIONS, INC.,
                   FILES FOR IPO; SUBSEQUENT SPINOFF PLANNED

                                 ------------

         ACCUSTAFF TO CHANGE NAME TO MODIS PROFESSIONAL SERVICES, INC.


JACKSONVILLE, Fla. (June 8, 1998)--AccuStaff Incorporated (NYSE: ASI) today announced that its newly formed subsidiary, Strategix Solutions, Inc. ("Strategix"), which will own AccuStaff's commercial division businesses, has filed a registration statement with the Securities and Exchange Commission ("SEC") for a proposed initial public offering ("IPO") of up to 20% of its common stock. Strategix will apply to list its common shares on the New York Stock Exchange ("NYSE") under the symbol "STG". The offering will be made by Strategix, and the net proceeds plus an anticipated $150 million drawn from Strategix's new proposed $300 million credit facility on or prior to the offering date, will be paid to AccuStaff as part of this reorganization.

        AccuStaff said that it anticipates the offering will be completed by Strategix in the third quarter of 1998, subject to SEC review and market conditions. After consummation of the offering, AccuStaff intends to distribute to AccuStaff shareholders in 1999, subject to the receipt of a favorable ruling from the Internal Revenue Service as to the tax-free nature of the distribution and satisfaction of certain other conditions, all of AccuStaff's shares of Strategix in a tax-free spin-off transaction. AccuStaff plans to apply the funds it receives in the reorganization to reduce its indebtedness.

        This reorganization plan results in the separation of AccuStaff into two publicly held companies. AccuStaff will retain its information technology and professional services divisions. Strategix will receive the assets and subsidiaries that comprise AccuStaff's commercial division.

                                    -MORE-


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ASI Files for IPO of Strategix Solutions, Inc.
Page 2
June 8, 1998
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        Commenting on today's announcement, Derek E. Dewan, President, Chairman and Chief Executive Officer of AccuStaff, said, "We see the planned events as a major step toward enhancing shareholder value. Our commercial division (now Strategix) and our information technology/professional services divisions clearly serve different segments of the business services market. The separation of these two businesses will allow more focus on each unit's operating performance, organic growth, efficiency, and the optimal capital structure. Management of each group will be rewarded more directly for performance based upon their unit's results. The reorganization will address each business unit's needs more effectively. This includes expanding value-added service offerings to our clients. Each division's ability to attract and retain intellectual capital, obtain new business and make acquisitions will benefit from these changes."

        Strategix Solutions, Inc. is a national provider of business services that primarily include diversified staffing and outsourcing services to businesses and government agencies. The company will operate in two divisions:
Specialized Solutions and Traditional Staffing Services. The Specialized Solutions division provides customized solutions to customers, including high-end office support and office automation resources, desktop publishing, outsourcing, mid-level information technology ("IT") staffing, web-site design and development, and end-user IT training. The Traditional Staffing Services division primarily provides clerical, secretarial and, to a lesser extent, light industrial staffing, primarily under the "AccuStaff" brand name.

        Lawrence E. Derito, currently the President of AccuStaff subsidiary Office Specialists, Inc., will become Chief Executive Officer of Strategix. Derek E. Dewan, President, Chairman and Chief Executive Officer of AccuStaff, will initially be Chairman of the Board of Strategix. After the spin-off, plans call for Derito to become Chairman with Dewan continuing as a director.

        AccuStaff plans to change its name to Modis Professional Services, Inc. to clearly reflect the higher-level specialized services offered in its information technology division (modis); and its professional services division, which includes the accounting (Accounting Principals), legal (Special Counsel), engineering (ENTEGEE), scientific (Scientific Staffing) and consulting/outplacement (Manchester) units. A proxy statement will be filed with the SEC seeking shareholder approval to change the name of the Company. After receiving shareholder approval, Modis Professional Services, Inc. will apply to trade on the NYSE under the symbol "MPS." Until such time, AccuStaff

ASI Files for IPO of Strategix Solutions, Inc.
Page 3
June 8, 1998
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Incorporated will continue to trade on the NYSE with "ASI" as its symbol. Derek
E. Dewan will continue as President, Chairman and Chief Executive Officer of Modis Professional Services, Inc.

     The joint lead managers of the Strategix offering are Goldman, Sachs & Co. and Robert W. Baird & Co.

     AccuStaff Incorporated is a global provider of business services, including consulting, outsourcing, outplacement, training, and strategic staffing services, to the Fortune 1000 and other leading businesses. Headquartered in Jacksonville, Florida, the Company has over 1,000 company-owned, franchised, and associated offices in the United States, Canada, the United Kingdom, Continental Europe, and Latin America.

     The offering is subject to SEC review and certain other state and local regulatory approvals. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the prospectus may be obtained when available from Marc M. Mayo at Strategix Solutions, Inc., One Independent Drive, Jacksonville, Florida 32202.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's reports on Forms 10-K, 10-Q and 8-K made under the Securities Exchange Act of 1934. For instance, the Company's results of operations may differ materially from those anticipated in the forward-looking statements due to, among other things: the Company's ability to successfully identify suitable acquisition candidates, complete acquisitions or integrate the acquired business into its operations; the general level of economic activity in the Company's markets; increased prices competition; and the continued availability of qualified temporary personnel--particularly in the information technology and other professional segments of the Company's businesses. In addition, the market price of the Company's stock may from time to time be significantly volatile as a result of, among other things; the Company's operating results; the operating results of other temporary staffing companies; and changes in the performance of the stock market in general.
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           ACCUSTAFF INCORPORATED (NYSE: ASI) PLANNED REORGANIZATION

Carve-out: AccuStaff Incorporated forms Strategix Solutions, Inc., which will own AccuStaff's commercial division, and sells up to 20% of the shares of Strategix in an initial public offering (step 1 and step 2 below).

Spin-off:  AccuStaff plans to distribute the remainder of the common stock of
           Strategix to AccuStaff's shareholders (step 3 below).

Result:    Two separate publicly traded companies:
           - Modis Professional Services, Inc.
           - Strategix Solutions, Inc.

   [Graphic diagram depicting the transactions described above appears here]